UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Plumas Bancorp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear shareholder,

The devastation of the Dixie Fire, along with the ongoing pandemic, made 2021 another year of challenges for our region. The wildfire created significant hardship, and, in response, we allocated $50 thousand in matching funds to the Dixie Fire Fund, a fund launched by the Bank through the Community Foundation of Northern Nevada. The Dixie Fire Fund has grown to over $250 thousand and will be distributed by an advisory council. As a community bank that is deeply invested in our region, we want to do our part to ensure that the communities that we serve recover and prosper in the years to come.

Despite the significant challenges that last year presented, we are pleased to report that 2021 was the most profitable year in Plumas Bank’s history. Profits were driven by fees generated by PPP loan forgiveness as well as by economic stimulus funds. We also achieved record levels of deposits, loans, investments, and total assets.

Another achievement that we’re thrilled to report was the acquisition by Plumas Bancorp of Feather River Bancorp, Inc., the parent company of Bank of Feather River headquartered in Yuba City, California. This was our first full-bank acquisition in over 30 years. It also resulted in the appointment of Julie Morehead, the former CEO of Bank of Feather River, to Plumas’ Board of Directors. This strategic acquisition has resulted in our expansion into the Yuba City market as well as in adding strength and diversity to our agricultural loan portfolio.

Looking forward to 2022, we see opportunity and expect that interest rate increases will result in increased interest income. We also expect that our recent investments in lending software, along with our efforts to streamline the loan application process for our borrowers, will enhance our lending capabilities and result in continued growth and increased profitability of our loan portfolio. We expect that our new software will better equip us to access and act quickly on creditworthy borrowers, provide better customer service, and help provide more value to our communities.

In closing, we will continue to stay focused on the fundamentals while at the same time identifying and executing on initiatives that support our strategic direction. With each development, be it technological or geographical, we reinforce our guiding principle that Plumas Bank is “Here. For Good.”

Andrew J. Ryback Director, President & Chief Executive Officer	Daniel E. West Director, Chairman of the Board

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Plumas Bancorp (the “Company”), which will be held at the Nevada Museum of Art at 160 W Liberty Street, Reno, Nevada, on Wednesday, May 18, 2022 at 9:30 a.m. At this annual meeting, shareholders will be asked to (i) elect ten directors for the next year, (ii) approve the Company’s executive compensation on an advisory (non-binding) basis, (iii) ratify the appointment of Eide Bailly, LLP as our independent auditors for the fiscal year ending December 31, 2022, and (iv) approve Plumas Bancorp’s 2022 Equity Incentive Plan.

The safety of our employees, customers, communities and shareholders is our priority. As part of our precautions regarding the coronavirus or COVID-19, the Company is planning for the possibility that the annual meeting could be postponed or moved to another location. At this time, we expect the annual meeting to occur as planned and will take necessary precautions to protect the health and safety of those who attend. If we change the annual meeting date, time or location, we will announce the decision to do so in advance and post details on our website at www.plumasbank.com.

The Company is requesting your proxy to vote at the annual meeting. The Board of Directors of the Company recommends that you vote “FOR” the election of each of the nominees for director, “FOR” the Company’s executive compensation, “FOR” the ratification of the appointment of our independent auditors, and “FOR” approval of the Plumas Bancorp 2022 Equity Incentive Plan. The proxy statement contains information about each of the nominees for directors, the Company’s executive compensation, the proposal for the ratification of the appointment of independent auditors, and the proposal for approval of the Plumas Bancorp 2022 Equity Incentive Plan.

To ensure that your vote is represented at this important meeting, please vote by telephone or over the internet by following the instructions on your Notice of Internet Availability or on the proxy card or voting instruction form. If you received a paper set of meeting materials please sign, date and return the proxy card as promptly as possible.

Sincerely,

Andrew J. Ryback
President and Chief Executive Officer

The date of this proxy statement is March 28, 2022.

ii

Notice of Annual Meeting of Shareholders
Plumas Bancorp

To:	The Shareholders of Plumas Bancorp

Notice is hereby given of the Annual Meeting of Shareholders of Plumas Bancorp. The meeting will be held at the Nevada Museum of Art at 160 W. Liberty Street, Reno, Nevada, on Wednesday, May 18, 2022 at 9:30 a.m., for the purpose of considering and voting upon the following matters:

1.	Election of Directors. To elect the following ten nominees to serve as directors of Plumas Bancorp until their successors are duly elected and qualified.

Michonne R. Ascuaga	Robert J. McClintock
Steven M. Coldani	Julie A. Morehead
Gerald W. Fletcher	Terrance J. Reeson
Heidi S. Gansert	Andrew J. Ryback
Richard F. Kenny	Daniel E. West

2.	Advisory Vote on Executive Compensation. To approve the Company’s executive compensation on an advisory (non-binding) basis.

3.	Ratification of the Appointment of Independent Auditors. To ratify the appointment of Eide Bailly, LLP as our independent auditors for the fiscal year ending December 31, 2022.

4.	Plumas Bancorp 2022 Equity Incentive Plan. To approve the Plumas Bancorp 2022 Equity Incentive Plan.

5.	Transaction of Other Business. To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 21, 2022 as the record date for determining shareholders entitled to notice of, and the right to vote at, the meeting.

These matters and other matters relating to the Annual Meeting are described in the attached proxy statement.

You are urged to vote “FOR” the election of all of the nominees for directors, “FOR” approval of the Company’s executive compensation on an advisory (non-binding) basis, “FOR” the ratification of the appointment of Eide Bailly, LLP as our independent auditors for the fiscal year ending December 31, 2022, and “FOR” approval of the Plumas Bancorp 2022 Equity Incentive Plan by following the instructions to vote by telephone or over the internet on your Notice of Internet Availability, proxy card or voting instruction form. If you received a paper set of materials you may sign and return the enclosed proxy. The proxy may be revoked at any time prior to its exercise.

By Order of the Board of Directors,

Dated: March 28, 2022	Terrance J. Reeson, Secretary

iii

Plumas Bancorp
Proxy Statement

Annual Meeting of Shareholders
May 18, 2022

Plumas Bancorp (the “Company”) is providing this proxy statement to its shareholders in connection with the annual meeting of shareholders to be held at the Nevada Museum of Art at 160 W. Liberty Street, Reno, Nevada, on Wednesday, May 18, 2022 at 9:30 a.m. and at any and all adjournments or postponements thereof (the “Meeting”).

The safety of our employees, customers, communities and shareholders is our priority. As part of our precautions regarding the coronavirus or COVID-19, the Company is planning for the possibility that the Meeting could be postponed or moved to another location. At this time, we expect the Meeting to occur as planned and will take necessary precautions to protect the health and safety of those who attend. If we change the annual meeting date, time or location, we will announce the decision to do so in advance and post details on our website at www.plumasbank.com. The proxies that we are soliciting authorize the proxy holders to vote your shares in accordance with your instructions at any adjournment or postponement of the Meeting.

Notice of Internet Availability of Proxy Materials

To expedite delivery, reduce costs and decrease the environmental impact of our proxy materials, we are using an SEC rule that allows us to furnish proxy materials over the internet instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 28, 2022, shareholders were sent a Notice of Internet Availability (the “Notice”) containing instructions on how to access our proxy materials, including this proxy statement and the Annual Report on Form 10-K for December 31, 2021, which includes the 2021 Plumas Bancorp Annual Report, over the internet.

If you received the Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the Notice. The Notice is not a proxy card that can be submitted to vote your shares. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how to vote via the internet or by telephone. Shareholders who have requested paper copies of the proxy materials will receive printed copies in the mail.

If you receive more than one Notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the internet or by telephone or sign and return by mail all proxy cards.

If you received paper copies of the proxy materials this year, but in the future would like to receive only the Notice and access the proxy materials electronically, you can elect to do so by: (i) following the instructions provided in the proxy card, if your shares are registered in your name, or (ii) by contacting your broker, trustee, bank or other nominee, if you hold your shares in street name.

Shareholders may view this proxy statement and the 2021 Annual Report to Shareholders on the internet at http://materials.proxyvote.com/729273.

Voting by Proxy

Whether or not you plan to attend the Meeting, if you are a holder of record you may submit a proxy to vote the shares registered in your name via internet, telephone or mail as more fully described below:

●	By Internet: Go to http://www.proxyvote.com and follow the instructions. You will need information from your Notice, proxy card or electronic delivery notice to submit your proxy.

●	By Telephone: Call 1.800.690.6903 and follow the voice prompts. You will need information from your Notice, proxy card or electronic delivery notice to submit your proxy.

●	By Mail: Mark your vote, sign your name exactly as it appears on your proxy card, date your proxy card and return it in the envelope provided.

If a bank, broker or other nominee holds your shares, you will receive voting instructions directly from the holder of record. If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors or any other item of business. Your broker is not required to vote your shares if you do not provide instructions.

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via internet or telephone.

If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Company’s Board of Directors (the “Board”):

●	“FOR” Proposal 1: Election to the Board of all the ten director nominees named in this proxy statement; and

●	“FOR” Proposal 2: Approval of the Company’s executive compensation on an advisory (non-binding) basis; and

●	“FOR” Proposal 3: Ratification of the appointment of Eide Bailly, LLP as our independent auditors for the fiscal year ending December 31, 2022; and

●	“FOR” Proposal 4: Approval of the Plumas Bancorp 2022 Equity Incentive Plan.

If other matters properly come before the Meeting, the persons appointed to vote the proxies will vote on such matters in accordance with the recommendations of management. Such persons also have discretionary authority to vote to adjourn the Meeting, including for soliciting proxies to vote in accordance with the recommendations of the Board on any of the above items.

Subject to such revocation or suspension, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Meeting in accordance with the instructions on the proxy.

If no instruction is specified by the shareholder on the proxy with regard to the matters to be acted upon, the proxy holders will vote the shares represented by the proxy “FOR” election of each of the nominees for director named in this proxy statement, “FOR” approval of the Company’s executive compensation on an advisory (non-binding) basis, “FOR” the ratification of the appointment of Eide Bailly, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022, and “FOR” approval of the Plumas Bancorp 2022 Equity Incentive Plan. If any other matter is presented at the Meeting, the proxy holders will vote in accordance with the recommendations of management.

Your broker will vote your shares if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors or any other item of business. Your broker is not required to vote your shares if you do not provide instructions.

Revocability of Proxies

If you are a holder of record you may revoke your proxy at any time before it is exercised by:

●	written notice of revocation delivered to Terrance J. Reeson, Board Secretary of Plumas Bancorp, at 5525 Kietzke Lane, Suite 100, Reno, Nevada 89511;
●	a properly executed proxy of a later date mailed to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;
●	casting a new vote by telephone or internet; or
●	voting in person at the Meeting.

If a bank, broker or other nominee holds your shares and you voted by proxy, you may revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

Persons Making this Solicitation

The Board is soliciting proxies. The Company will bear the expense of preparing, assembling, printing and mailing this proxy statement and the material used in the solicitation of proxies for the Meeting. The Company contemplates that proxies will be solicited principally using the internet, but officers, directors and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation for the solicitation. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, the Company may utilize the services of individuals or entities not regularly employed by the Company in connection with the solicitation of proxies, if management of the Company determines that this is advisable.

Voting Securities

The Board has fixed March 21, 2022 as the record date for purposes of determining the shareholders entitled to notice of, and to vote at, the Meeting. On March 21, 2022, there were 5,832,666 shares of the Company’s common stock issued and outstanding. Each holder of the Company’s common stock will be entitled to one vote for each share of the Company’s common stock held of record on the Company’s books as of the record date. In connection with the election of directors, shares may be voted cumulatively if a shareholder present at the Meeting gives notice at the Meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively. If any shareholder of the Company gives that notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the record date multiplied by the number of directors to be elected. These votes may be cast for any one nominee or may be distributed among as many nominees as the shareholder sees fit. This proxy statement seeks discretionary authority to cumulate votes. If cumulative voting is declared at the Meeting, votes represented by proxies delivered pursuant to this proxy statement may be cumulated and allocated at the discretion of the proxy holders, in accordance with management’s recommendation.

Under New York Stock Exchange (“NYSE”) Rule 452, brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers. Although Plumas Bancorp common stock is listed on the Nasdaq Stock Market, Rule 452 affects the Company because most of the common shares held in “street name” are held with NYSE member-brokers. The ratification of the Board’s selection of the independent auditors currently qualifies as a “routine” matter. Your broker, therefore, may vote your shares in its discretion on that routine matter if you do not instruct your broker how to vote on them. Your broker is prohibited from voting your shares on non-routine matters unless you have given voting instructions on that matter to your broker. The election of directors, the say-on-pay matter and the approval of the Plumas Bancorp 2022 Equity Incentive Plan are non-routine matters under Rule 452. If you do not give voting instructions with respect to these matters your broker will need to return a proxy card without voting on these non-routine matters, which is referred to as a “broker non-vote” or sometimes referred to as “uninstructed shares.”

The ten nominees for director receiving the most votes will be elected. Therefore, shares voted “withhold” and broker non-votes will have no impact on the outcome of the election of directors.

Proposal 2, the advisory vote on the Company’s executive compensation program, requires the approval of a majority of the shares represented and voting at the Meeting, with affirmative votes constituting at least a majority of the required quorum. Therefore, shares voted “withhold” and broker non-votes will have no impact on the outcome of Proposal 2 assuming that the affirmative votes constitute at least a majority of the required quorum.

Proposal 3 regarding the ratification of the appointment of the Company’s auditors requires the approval of a majority of the shares represented and voting at the Meeting, with affirmative votes constituting at least a majority of the required quorum. Therefore, shares voted “withhold” and broker non-votes, if any, will have no impact on the outcome of Proposal 3 assuming that the affirmative votes constitute at least a majority of the required quorum.

Proposal 4 regarding the approval of the Plumas Bancorp 2022 Equity Incentive Plan requires the approval of a majority of the shares represented and voting at the Meeting, with affirmative votes constituting at least a majority of the required quorum. Therefore, shares voted “withhold” and broker non-votes will have no impact on the outcome of Proposal 4 assuming that the affirmative votes constitute at least a majority of the required quorum.

Shareholdings of Certain Beneficial Owners and Management

The following table sets forth, as of March 18, 2022, the number and percentage of shares of the Company’s outstanding common stock beneficially owned, directly or indirectly, by (1) shareholders known by the Company to beneficially own 5% or more of the outstanding shares of the Company’s common stock, (2) by each of the Company’s directors and the executive officers named in the Summary Compensation Table contained in this proxy statement and (3) by all of the Company’s directors and executive officers as a group. “Beneficial ownership” is determined under the Securities and Exchange Commission (“SEC”) rules and does not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which a person has sole or shared voting or investment power and shares as to which such person has the right to acquire beneficial ownership within 60 days of March 18, 2022. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned or acquirable by exercise of stock options and any shared voting power reflects power shared with his or her spouse. Management is not aware of any arrangements that may result in a change of control of the Company.

	Amount and Nature of
Beneficial Owner	Beneficial Ownership (1)		Percent of Class (1)
Principal Shareholders that own 5% or more:
Cortopassi Partners, L.P.	476,967	(2)	8.2
Fidelity Management & Research LLC	341,400	(3)	5.9

Directors and Named Executive Officers:
Andrew J. Ryback, President, CEO and Director	81,004	(4)	1.4
Richard L. Belstock, EVP and CFO	60,910	(5)	1.0
BJ North, EVP and Chief Banking Officer (CBO) of Plumas Bank	19,981	(6)	*
Daniel E. West, Director and Chairman of the Board	69,850	(7)	1.2
Robert J. McClintock, Director and Vice Chairman of the Board	108,472	(8)	1.9
Terrance J. Reeson, Director and Secretary of the Board	93,331	(9)	1.6
Michonne R. Ascuaga, Director	5,641	(10)	*
Steven M. Coldani, Director	24,902	(11)	*
Gerald W. Fletcher, Director	42,758	(12)	*
Heidi S. Gansert, Director	5,982	(13)	*
Richard F. Kenny, Director	10,574	(14)	*
Julie A. Morehead, Director	15,190	(15)	*

All 14 Directors and Executive Officers as a Group	558,783		9.4

* Less than one percent

(1)

Includes 85,967 shares subject to options held by the directors and executive officers that were exercisable within 60 days of March 18, 2022. In accordance with SEC rules, shares a director or executive officer has the right to acquire upon exercise of a stock option within 60 days of March 18, 2022 are treated as issued and outstanding for the purpose of computing his or her own percentage ownership and the percentage ownership of directors and executive officers as a group, but not for the purpose of computing the percentage of class owned by any other person, including principal shareholders.

(2)

Based solely on information provided by the beneficial owners in a Schedule 13G filed with the SEC on January 25, 2017 by Cortopassi Partners, L.P., Dean A. Cortopassi was President of San Tomo, Inc., the general partner of Cortopassi Partners, L.P. Mr. Cortopassi disclaimed beneficial ownership of the shares held by Cortopassi Partners, L.P. except to the extent of his partnership interests therein. The address of Cortopassi Partners, L.P. is 11292 North Alpine Road, Stockton, California 95212.

(3)

Based solely on information provided by the beneficial owners in a Schedule 13G filed with the SEC on February 8, 2022 by FMR LLC, FMR LLC directly holds 341,400 shares of common stock of the Company. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)

Mr. Ryback has shared voting and investment powers as to 40,000 of these shares. Includes 10,600 shares that Mr. Ryback has the right to acquire upon the exercise of stock options within 60 days of March 18, 2022.

(5)	Includes 9,400 shares that Mr. Belstock has the right to acquire upon the exercise of stock options within 60 days of March 18, 2022.

(6)	Includes 4,800 shares that Ms. North has the right to acquire upon the exercise of stock options within 60 days of March 18, 2022.

(7)

Mr. West has shared voting and investment powers as to 36,974 of these shares and sole voting powers but shared investment powers as to 16,794 of these shares. Includes 7,300 shares that he has the right to acquire upon the exercise of stock options within 60 days of March 18, 2022.

(8)

Mr. McClintock has shared voting and investment powers as to 54,149 of these shares and sole voting powers but shared investment powers as to 6,000 of these shares. Includes 5,700 shares that he has the right to acquire upon the exercise of stock options within 60 days of March 18, 2022.

(9)	Includes 7,300 shares that Mr. Reeson has the right to acquire upon the exercise of stock options within 60 days of March 18, 2021.

(10)	Includes 1,600 shares that Ms. Ascuaga has the right to acquire upon the exercise of stock options within 60 days of March 18, 2021.

(11)

Mr. Coldani has shared voting and investment powers as to 10,139 of these shares. Mr. Coldani has no voting powers as to 1,780 of these shares. Includes 8,100 shares that he has the right to acquire upon the exercise of stock options within 60 days of March 18, 2022.

(12)

Mr. Fletcher has shared voting and investment powers as to 37,013 of these shares. Includes 5,700 shares that he has the right to acquire upon the exercise of stock options within 60 days of March 18, 2022.

(13)	Includes 1,600 shares that Ms. Gansert has the right to acquire upon the exercise of stock options within 60 days of March 18, 2022.

(14)

Mr. Kenny has shared voting and investment powers as to 6,707 of these shares. Includes 3,867 shares that he has the right to acquire upon the exercise of stock options within 60 days of March 18, 2022.

(15)

Ms. Morehead has shared voting and investment powers as to 6,996 of these shares. Of those 6,996 shares with shared voting and investment powers, 1,242 shares reflect power shared with Ms. Morehead’s descendant.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has nominated each of the persons listed below for election as directors at the Meeting to serve until the 2023 Annual Meeting of Shareholders and until their successors are elected and have qualified. The proxy holders will vote shares represented by proxies in such a manner as to elect all ten nominees or as many as possible under the rules of cumulative voting. The ten nominees receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board. The Board has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures set forth in the Company’s Bylaws. See “Shareholder Proposals - Nomination of Director Candidates.”

The following table sets forth the names of, and certain information concerning, the persons to be nominated by the Board for election as directors of the Company. Each of the nominees is currently a director of the Company and the Company’s subsidiary, Plumas Bank (the “Bank”).

		Year First
Name and Title		Appointed
Other than Director	Age	Director	Principal Occupation During the Past Five Years

Daniel E. West Chairman of the Board	68	1997	President, Graeagle Land & Water Co., a land management company. President, Graeagle Water Co, a private water utility, Graeagle, CA.

Robert J. McClintock	64	2008	Certified Public Accountant, co-owner of
Vice Chairman of the Board			McClintock Accountancy Corporation, Tahoe City, CA.

Terrance J. Reeson	77	1984	Retired.
Secretary of the Board

Michonne R. Ascuaga	60	2019	Retired.

Steven M. Coldani	68	2013	President, Owner/Broker, Coldani Realty Inc. and co-owner of Graeagle Associates Realtors; a managing member of Coldani Farming, LLC, a diversified farming company, Lodi, CA.

Gerald W. Fletcher	79	1988	Retired.

Heidi S. Gansert	58	2019	Executive Director of External Relations at University of Nevada, Reno and Nevada state senator.

Richard F. Kenny	73	2017	Retired.

Julie A. Morehead	62	2021	President/CEO of Bank of Feather River, Yuba City, CA.

Andrew J. Ryback	56	2016	President and CEO of Plumas Bancorp and Plumas Bank.

Experience and Qualifications

The following is a brief description of the business experience of each nominee and the experience and qualification that the Corporate Governance & Compensation Committee considered in nominating them to serve as directors. Unless otherwise specified, each nominee has held his or her current position of employment or has been retired for at least five years.

None of the nominees were selected pursuant to any arrangement or understanding other than with the directors and executive officers of the Company acting within their capacities as such except for Ms. Morehead, as described below. There are no family relationships among any of the directors or executive officers of the Company. No director of the Company serves as a director of any company that has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

Daniel E. West

Chairman of the Board

Director since 1997

Daniel E. West has lived in Graeagle, California since 1958. He is president of Graeagle Land and Water Company, a land management company, and Graeagle Water Company, a private water utility. Mr. West is a managing member of Graeagle Timber Company, LLC. He also serves as a director on the boards of Graeagle Fire Protection District and California Water Association. Mr. West graduated from the University of the Pacific, Stockton, California where he received a Bachelor of Science degree in Business Administration. Mr. West’s valuable business acumen, his extensive experience on various and diverse boards, and his deep ties to his community highly qualify him for service as a member of the Board and Chairman.

Robert J. McClintock

Vice Chairman of the Board

Director since 2008

Robert J. McClintock resides in Truckee, California. He is a Certified Public Accountant and is retired from McClintock Accountancy Corporation. As a CPA, Mr. McClintock brings strong accounting and financial skills important to the oversight of the Company’s financial reporting, enterprise and operational risk management, and he qualifies as an audit committee financial expert for the Board’s Audit & Risk Committee. He is a board member and Treasurer of the Kiwanis Club of North Lake Tahoe and served previously as its President. He is a member of the advisory board for the Tahoe Truckee Excellence in Education Foundation and served previously as its Treasurer. Mr. McClintock is past Troop Committee Chairman and Scoutmaster for Scouts BSA Troop 266. Mr. McClintock attended Michigan Tech University where he received his Bachelor of Science degree in Business Administration.

Terrance J. Reeson

Secretary of the Board

Director since 1984

Terrance J. Reeson has lived in Quincy, California for over 50 years. He is a retired U.S. Forest Service Aviation Officer for the Plumas National Forest. Mr. Reeson is active in his community and is a former executive director of the Quincy Chamber of Commerce. Mr. Reeson’s relevant experience qualifying him for service as a director includes extensive government service, leadership experience, and widespread civic and community involvement.

Michonne R. Ascuaga

Director

Director since 2019

Michonne R. Ascuaga is a native northern Nevadan and has 30 years of experience working at John Ascuaga’s Nugget, serving as its CEO for the 16 years preceding its sale in 2013. From 2015 to 2016 Ms. Ascuaga served as Commissioner for the Nevada State Gaming Commission. Having served on numerous boards over the years, Ms. Ascuaga currently sits on the boards of Bishop Manogue Catholic High School and the Nevada Western Heritage Alliance. She received her Bachelor of Science degree in Mathematics from Santa Clara University and her Master of Business Administration from Stanford University. Ms. Ascuaga’s extensive management experience, leadership skills and her knowledge of and involvement in the communities the Company serves well qualifies her for service as a director of the Company.

Steven M. Coldani

Director

Director since 2013

Steven M. Coldani was born and raised in Lodi, California. He is a licensed real estate broker and the president and owner of Coldani Realty Inc. in Lodi, California; he is also co-owner of Graeagle Associates Realtors in Graeagle, California since 1992. In addition, Mr. Coldani is a managing member of Coldani Farming, LLC, a diversified farming company producing various row crops, tree and nut crops, olives, grapes, hay, and livestock. He is also a past director of the California Association of Realtors. Mr. Coldani graduated from the University of the Pacific, Stockton, California where he received a Bachelor of Science degree in Business and Public Administration. Mr. Coldani’s relevant experience qualifying him for service as a member of the Board includes his familiarity with the real estate markets in which we operate, a broad range of management and community service experience including his prior service on the board of Community Business Bank, and his membership in the Lodi District Chamber of Commerce, the Lodi Association of Realtors, the Plumas Association of Realtors and the Tahoe-Sierra Board of Realtors.

Gerald W. Fletcher

Director

Director since 1988

Gerald W. Fletcher has lived in Susanville, California since 1956 and is a retired rancher, realtor, and insurance agent. He is a former director of Sierra Security Bank. Mr. Fletcher was the past owner and operator of Fletcher Christmas Trees. He was also a reforestation contractor and has planted millions of trees throughout Northern California. He was a past member and past president of Lassen County Cattleman’s Association and a past member of the Lassen County Farm Bureau. Mr. Fletcher’s relevant experience qualifying him for service as a member of the Board is comprised of a broad range of management and community service including his past service as Lieutenant in the Susanville Volunteer Fire Department, a past 4-H Leader, and previous experience as a bank director.

Heidi S. Gansert

Director

Director since 2019

Heidi S. Gansert resides in Reno and has over 30 years of management experience. Ms. Gansert has served in Nevada’s part-time legislature as a state senator since 2016. From 2012 to January 2021, she served as the Executive Director of External Relations at the University of Nevada, Reno. While at the University of Nevada, Reno, Ms. Gansert led the University’s economic development efforts and served on behalf of the University on the boards of the Economic Development Authority of Western Nevada (EDAWN) and Downtown Reno Partnership. She previously served as Chief of Staff to Nevada Governor Brian Sandoval from January 2011 to September 2012 and prior to that as the assemblywoman representing District 25 in the Nevada State Legislature from 2004 to 2010. Her time in the executive and legislative branches of state government includes roles related to business, education, economic development, workforce training, and energy. Ms. Gansert is an engineering graduate of Santa Clara University and holds a Masters’ degree in Business Administration from the University of Nevada, Reno. Ms. Gansert’s experience with economic development, knowledge of and involvement in the northern Nevada region and extensive leadership experience qualify her for service as a member of the Board.

Richard F. Kenny

Director

Director since 2017

Richard F. Kenny resides in Reno, Nevada and has over 40 years of leadership experience in Operations, Information systems, Strategic Planning and Credit Risk Management. Before retiring in 2010, he was the founding President and CEO of Charles Schwab Bank, a subsidiary of the Charles Schwab brokerage corporation. Prior to that, he served in a variety of management roles with Citibank, both domestic and international. He is actively involved with KNPB public television in Reno and Capital Public Radio in Sacramento. He graduated from Northwestern University in Evanston, Illinois with a Bachelor of Science degree in Business Administration and Marketing and received his MBA in Finance from the University of Chicago. Mr. Kenny’s relevant experience qualifying him for service as a member of the Board includes his extensive leadership experience, knowledge of the financial industry and community involvement. Mr. Kenny has been a director of Plumas Bank since 2017. Mr. Kenny joined the Board of the Presidio Unit Owners Association (Reno, NV) in 2020 and was elected President of the Board in 2021.

Julie A. Morehead

Director

Director since 2021

Julie A. Morehead is a recently retired career bank executive. She served as President, Chief Executive Officer and a director of Feather River Bancorp, Inc. (“Feather River”) and its subsidiary, Bank of Feather River, from 2008 to 2021. Prior to this, Ms. Morehead held numerous executive positions during her 42 years in community banking. In the Company’s Agreement and Plan of Merger and Reorganization with Feather River, the Company agreed to appoint one director of Feather River to the Board and to nominate the director for reelection, subject to the Board’s fiduciary duties. As provided by that agreement, the Board appointed Ms. Morehead to the Board upon the Company’s acquisition of Feather River on July 1, 2021 and nominated Ms. Morehead for election at the 2022 Annual Meeting of Shareholders. A lifetime and third generation Yuba City resident, Ms. Morehead brings the Board leadership experience, insights with respect to operational and regulatory matters gained from her career as a community bank executive, and a familiarity with Feather River’s former operations, markets, customers and employees.

Andrew J. Ryback

Director, President and CEO

Director since 2016

Andrew J. Ryback has been the President and Chief Executive Officer of the Company and the Bank since 2011. He previously served as interim President and Chief Executive Officer from March 2010 to November 2011 and, prior thereto, as Executive Vice President and Chief Financial Officer from 2005 to 2011. He joined the Bank in July 2001. Mr. Ryback received his Bachelor of Science degree in Business Administration from California State University, Northridge. He is a Certified Public Accountant and a graduate of Pacific Coast Banking School. Mr. Ryback actively serves in a variety of national, regional and local organizations: Mr. Ryback is the California Delegate to the Federal Delegate Board of the Independent Community Bankers of America (ICBA), he serves on ICBA's Legislative Issues Committee, and he is on the board of the California Community Banking Network. He previously served on the Federal Reserve Board of Governors’ Community Depository Institutions Advisory Council (CDIAC) and served as chairman of the Federal Reserve Bank of San Francisco’s CDIAC. Furthermore, Mr. Ryback is past president of the Rotary Club of Quincy and is currently serving as an assistant governor for Rotary District 5190. Locally, he serves on the Board of Directors of Plumas District Hospital and as Commissioner and Treasurer for the Quincy Fire Protection District where he previously served as a volunteer firefighter. Mr. Ryback’s qualifications for serving as a director include his extensive banking, finance and leadership experience. In addition, as the Company’s President and Chief Executive Officer, Mr. Ryback brings the Board a deep familiarity with the Company and its operations.

Board Matters

The Board of Directors and Committees

During 2021, the Company’s Board of Directors met 16 times. None of the Company’s directors attended less than 75 percent of all Board of Directors meetings and committee meetings of which they were members. The Company does not have a policy requiring director attendance at its annual meeting; however, most directors attend the meeting as a matter of course. Nine directors (all of the then-current directors) attended the 2021 annual meeting of shareholders. The Board has established, among others, an Audit & Risk Committee and a Corporate Governance & Compensation Committee, which serves as a nominating committee and a compensation committee, and each of these committees have charters. Charters for each of these committees are available on the Company’s website, www.plumasbank.com.

Board of Directors Diversity Matrix

NASDAQ’s Board Diversity Rule, approved by the SEC on August 6, 2021, requires that companies listed on NASDAQ’s U.S. exchange publicly disclose board-level diversity statistics. Smaller Reporting Companies such as Plumas Bancorp are required to have at least two diverse directors, a requirement which can be met by having at least two female directors. The Board of Directors meets and exceeds this requirement. The matrix below reflects the diversity of our Board based on the self-identified characteristics of our director nominees. The characteristics are based on the NASDAQ rule.

Board Diversity Matrix (as of March 18, 2022)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	7
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Shareholder Communication with the Board of Directors

If you would like to communicate with the Board or the Chairman you may send correspondence to the Board Secretary, Plumas Bancorp, 5525 Kietzke Lane, Suite 100, Reno, Nevada 89511. The Board Secretary reviews such correspondence and forwards copies or summaries to the directors as he considers appropriate. Communications are forwarded to the Board or the Chairman if the Board Secretary determines that the communications concern important substantive matters, suggestions or comments or contain information that is important for the Board or the Chairman to know. Items that are unrelated to the duties and responsibilities of the Board or the Chairman such as spam, mass mailings, job inquiries, surveys and business solicitations (the “Unrelated Items”) will not be forwarded. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded. Any communication that is relevant to the conduct of the Company’s business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the Chairman and any other independent director on request. The independent directors approved these procedures and specifically instructed that any personal employee complaints (other than those involving the Company’s executive officers) be forwarded to the Company’s Human Resources Department.

Board Role in Risk Oversight

The Board’s duties include understanding and assessing risks to the Company and monitoring the management of those risks. To fulfill this responsibility the directors are expected to attend all Board meetings and meetings of the committees on which they serve and review materials in advance of the meetings. Each Board meeting includes a review of the activities of each board committee, including the committees’ activities related to risk management. Each of our board committees concentrates on specific risks for which they are assigned, and each committee is required to regularly report to the Board of Directors on its findings.

The Board believes that evaluating how the executive team manages the various risks confronting the Company is one of its most important areas of oversight. In carrying out this critical responsibility, the Board has designated the Audit & Risk Committee with primary responsibility for overseeing enterprise risk management. While the Audit & Risk Committee has primary responsibility for overseeing enterprise risk management, each of the other Board committees also considers risk within its area of responsibility. For example, the Corporate Governance & Compensation Committee reviews risks related to legal and regulatory compliance as they relate to corporate governance structure and processes and reviews risks related to compensation matters. Our Loan Committee regularly reviews the Company’s lending policies, evaluates the adequacy of our allowance for loan losses, and approves the Company’s larger extensions of credit. The Board is apprised by the committee chairs of significant risks and management’s response to those risks via periodic reports. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Furthermore, because the banking industry is highly regulated, certain risks to the Company are monitored by the Board through its review of the Company’s compliance with regulations set forth by its regulatory authorities, including the Federal Reserve Board, Federal Deposit Insurance Corporation and California Department of Financial Protection and Innovation, and recommendations contained in regulatory examinations. The Company’s risk management officer regularly reports to and meets with the Corporate Governance & Compensation Committee and the Audit & Risk Committee.

With respect to risk related to compensation matters, the Corporate Governance & Compensation Committee considers, in establishing and reviewing the Company’s executive compensation program, whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. On December 16, 2020, the Board approved the Company’s cash non-equity incentive plan for 2021 (See “Executive Compensation – Non-Equity Incentive Plan.”) No individual officer’s earnings under the 2021 non-equity incentive plan exceeded $86,630, except for Mr. Ryback who earned an incentive of $214,166. The Corporate Governance & Compensation Committee concluded that the 2021 non-equity incentive plan did not encourage unnecessary or excessive risk taking. The other significant source of compensation to executives is in the form of long-term equity awards that are important to help further align executives’ interests with those of the Company’s shareholders. The Corporate Governance & Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to the Company’s stock price, and awards are subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

The Corporate Governance & Compensation Committee has also reviewed the Company’s compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Corporate Governance & Compensation Committee believes that the design of the Company’s annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.

Leadership Structure of Board

The Board believes that the Company and its shareholders are best served by having an independent Board Chairman and a separate CEO. We separate these roles in recognition of the differences between the two roles. The CEO is responsible for day-to-day leadership and performance of the Company, while the Chairman of the Board provides strategic guidance to the CEO and presides over meetings of the full Board.

Code of Ethics

The Board of Directors has adopted a code of business conduct and ethics for directors, officers (including the Company’s principal executive officer and principal financial officer) and financial personnel, known as the Corporate Governance Code of Ethics, or Code of Ethics. Shareholders may request a free copy of the Code of Ethics from Plumas Bancorp, Ms. Jamie Huynh, Investor Relations, 5525 Kietzke Lane, Suite 100, Reno, Nevada 89511. Additionally, a copy of the Code of Ethics can be accessed at https://www.plumasbank.com. Click on the “Investor Relations” tab, then the “Corporate Information” tab and then “Governance Documents.”

Director Independence

The Board has determined that each of the following non-employee directors are “independent” within the meaning of the listing standards and rules of NASDAQ.

Michonne R. Ascuaga	Robert J. McClintock
Steven M. Coldani	Julie A. Morehead
Gerald W. Fletcher	Terrance J. Reeson
Heidi S. Gansert	Daniel E. West
Richard F. Kenny

Mr. Ryback is not independent because he is an employee of the Company.

Audit & Risk Committee

The Company has an Audit & Risk Committee composed of Mr. McClintock (Chairman), Ms. Ascuaga, Ms. Gansert and Mr. Reeson. The Board has determined that each member of the Audit & Risk Committee meets the independence and experience requirements of the listing standards of NASDAQ and the SEC rules applicable to audit committee members. The Board has also determined that Mr. McClintock is qualified as an audit committee financial expert and that he has accounting or related financial management expertise, in each case in accordance with the rules of the SEC and NASDAQ’s listing standards. The Audit & Risk Committee met 10 times in 2021.

The Audit & Risk Committee reviews all internal and external audits including the audit by Eide Bailly, LLP, the Company’s independent auditor for 2021. The Audit & Risk Committee reports any significant findings of audits to the Board of Directors and ensures that the Company’s internal audit plans are met, programs are carried out, and deficiencies and weaknesses, if any, are addressed. The Audit & Risk Committee meets regularly to discuss and review the overall audit plan. The Audit & Risk Committee’s policy is to pre-approve all recurring audit and non-audit services provided by the independent auditors using engagement letters. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit & Risk Committee regarding all services provided by the independent auditors and fees associated with those services performed to date. The fees paid to the independent auditors in 2021 and 2020 were approved per the Audit & Risk Committee’s pre-approval policies except for tax service fees of $4,100 in 2021 and $1,700 in 2020.

Corporate Governance & Compensation Committee

The Company has a Corporate Governance & Compensation Committee which met six times during 2021. The Corporate Governance & Compensation Committee consists of Ms. Gansert (Chair) and Messrs. Kenny, Coldani, Reeson, and West. The Board has determined that Ms. Gansert and Messrs. Kenny, Coldani, Reeson, and West are “independent” within the meaning of the listing standards and rules of NASDAQ, including those applicable to compensation committee members. The Corporate Governance & Compensation Committee, which functions as the Board’s nominating and compensation committees, provides assistance to the Board by identifying qualified individuals as prospective Board members, recommends to the Board the director nominees for election at the annual meeting of shareholders, nominates the Chairperson and Vice-Chairperson of the Board, and develops and recommends corporate governance guidelines to the Board of Directors.

The Corporate Governance & Compensation Committee at least annually reviews, adjusts (as appropriate), and approves the Company’s directors’ compensation, including cash, equity, or other compensation for service on the Board, any committee of the Board, and as Chairperson of the Board or any committee of the Board. The Corporate Governance & Compensation Committee at least annually reviews, adjusts (as appropriate) and approves the Chief Executive Officer’s compensation, provides advice and consents to the Chief Executive Officer in the review and adjustment of executive officer compensation (other than the Chief Executive Officer), approves the compensation strategy for the Company’s employees, reviews and recommends for approval by the Board all equity-based compensation, including stock options and stock grants, and approves other personnel matters, which are in excess of management’s authority.

The Corporate Governance & Compensation Committee does not have any written specific minimum qualifications or skills that the committee believes must be met by either a committee-recommended or a shareholder-recommended candidate to serve on the Board. The Corporate Governance & Compensation Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Corporate Governance & Compensation Committee or the Board decided not to re-nominate a member for re-election, the Corporate Governance & Compensation Committee identifies the desired skills and experience of a new nominee in light of the following criteria. While no specific diversity policy exists, in practice, when identifying and evaluating new directors, the Corporate Governance & Compensation Committee considers the diversity and mix of the existing members of the Board, including, but not limited to, such factors as: the age of the current directors, their geographic location (being a community bank, there is a strong preference for local directors), background, skills, and employment experience. Among other things, when examining a specific candidate’s qualifications, the Corporate Governance & Compensation Committee considers the candidate’s ability to represent the best interest of the Company; existing relationships with the Company; interest in the affairs of the Company and its purpose; ability to fulfill director responsibilities; leadership skills; reputation within the Company’s community; community service; integrity; business judgment; ability to develop business for the Company; and ability to work as a member of a team. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Committee does not discriminate against prospective nominees on the basis of race, religion, national origin, gender, sexual orientation, disability or any other basis proscribed by law. All nominees to be considered for election as directors at the Meeting were recommended by the Corporate Governance & Compensation Committee.

The Corporate Governance & Compensation Committee will consider nominees to the Board proposed by shareholders. The Board has no formal policy with regard to shareholder nominees but considers all nominees on their merits as described above. Any shareholder nominations must comply with the nomination procedures set forth in the Company’s Bylaws. See “Shareholder Proposals and Nominations.” Suggestions for nominees and shareholder nomination should be addressed to:

Board Secretary

Plumas Bancorp

5525 Kietzke Lane, Suite 100

Reno, Nevada 89511

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board has adopted a policy that provides Company shareholders the opportunity to vote on an advisory (nonbinding) resolution every three years to approve the compensation of the Company's executives named in the Summary Compensation Table. This frequency reflects the preference of a plurality of the Company’s shareholders voting on the frequency of such votes at the Company’s 2019 annual meeting.

This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to provide an advisory vote on the Company's executive compensation as disclosed in this proxy statement through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K is hereby APPROVED.”

Because the vote is advisory, it will not be binding upon the Board of Directors, will not overrule any decision made by the Board of Directors, and will not create or imply any additional fiduciary duty on the Board of Directors. The Corporate Governance & Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors believes that the Company's executive compensation program is reasonable in comparison both to similar sized companies in the industry and to the performance of the Company during 2021. We also believe that the Company's compensation program is effective in aligning the interests of the executives with the interests of the Company's shareholders on a long-term basis and is appropriate.

The Board of Directors recommends that you vote “FOR” the approval, on an advisory (non-binding) basis, of the Company’s executive compensation as described in this proxy statement.

Executive Officers

The following table sets forth information concerning the executive officers of the Company and the Bank:

Name	Age	Position and Principal Occupation for the Past Five Years
Andrew J. Ryback	56	President and Chief Executive Officer of the Company and the Bank since November 16, 2011.

Richard L. Belstock	65	Executive Vice President and Chief Financial Officer of the Company and the Bank since July 18, 2012.

Aaron M. Boigon	46

Executive Vice President and Chief Information Officer of the Bank since April 1, 2018 and of the Company since April 21, 2021. Senior Vice President and Director of Information Technology of the Bank from April 1, 2015 to April 1, 2018.

B J North	71

Executive Vice President and Chief Banking Officer of the Bank since January 1, 2018. Executive Vice President of Retail Banking, Marketing and Commercial Lending of the Bank from July 2011 to January 1, 2018.

Jeffrey T. Moore	65

Executive Vice President and Chief Credit Officer of the Bank since February 21, 2019. Senior Vice President, Credit Administrator of the Bank from January 2018 to February 21, 2019. Previously Executive Vice President and Chief Credit Officer of Community 1st Bank.

Executive Compensation

The following table sets forth information concerning the compensation earned by the Company’s President and Chief Executive Officer and the two other most highly compensated executive officers during 2021 (collectively, the “named executive officers.”)

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (2)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Andrew J. Ryback, President and CEO	2021	$382,210	$0	$0	$0	$214,166	$0	$17,730	$614,106
of the Company and Plumas Bank	2020	$347,000	$0	$0	$0	$74,478	$0	$16,860	$438,338
Richard L. Belstock, EVP and CFO	2021	$234,210	$0	$0	$0	$86,630	$0	$10,274	$331,114
of the Company and Plumas Bank	2020	$212,000	$0	$0	$0	$30,196	$0	$9,968	$252,164
BJ North, EVP and Chief Banking	2021	$227,210	$0	$0	$0	$82,381	$0	$8,118	$317,709
Officer of Plumas Bank	2020	$205,000	$0	$0	$0	$30,186	$0	$8,054	$243,240

(1)	The Company did not grant any stock or option awards to NEOs in 2021 or 2020.

(2)

The amounts in column (i) include premiums paid and accrued on life insurance policies (Mr. Ryback), personal use of a Company automobile (Mr. Ryback and Ms. North), tax gross ups, Company-provided gasoline (Mr. Ryback and Mr. Belstock), Company 401(k) matching contribution and cell phone allowance.

Non-Equity Incentive Plan

On December 16, 2020, the Board approved the Company’s cash non-equity incentive plan for 2021 (the “2021 NEI” or the “Plan”). Eligible employees under the 2021 NEI include all employees of the Company’s subsidiary, Plumas Bank, who are regularly scheduled to work at least 20 hours per week. The aggregate bonus pool was comprised of two pools, one for officers of the Company and one for all other employees. The officers’ portion represented 90.9% of the combined pools. Incentives were payable under the 2021 NEI once the Bank exceeded the 50th percentile of return on assets (“ROA”) with ROA calculated as of September 30, 2021 as follows: annualized year to date pretax income1 divided by average year to date assets. The percentile is calculated based on a peer group composed of commercial banks with total assets as of September 30, 2021 of between $1 billion and $3 billion. The higher the percentile, the higher the bonus pool. The maximum total bonus pool available for distribution was 8% of pretax pre-bonus income as of December 31, 2021. At an 85 percentile the total bonus pool available for distribution would be 5.5% of pretax, pre-bonus income with the officer’s pool totaling 5% of pretax, pre-bonus income and the other employees sharing in the remaining pool dollars. Up to 13% of the officers’ pool could be allocated to the Company’s Chief Executive Officer (“CEO”) and President. Executive Vice Presidents (“EVPs”) each can earn up to 5% of the officers’ bonus pool.

Under the 2021 NEI, the cash incentive payment to the Company’s CEO and President was based 46.2% on the ROA percentile, 15.4% upon the attainment of performance goals, and 15.4% upon various performance metrics with the remaining 23% based on the CEO’s performance during 2021, as evaluated by the Company’s Corporate Governance and Compensation Committee. Cash incentive payments for the Company’s EVPs were based 56% on the ROA percentile, 16% upon the attainment of performance goals, and 8% upon various performance metrics with the remaining 20% based on the CEO’s evaluation of each EVP’s performance during 2021.

For 2021, goals for the CEO included targeted increases in loans, adjusted for PPP forgiveness, and deposits, exceeding an asset quality benchmark, and achieving selected strategic initiatives. Metrics included exceeding a targeted percentile of return on equity (calculated on a pre-tax basis) compared with a select group of peer institutions and achieving budgeted net income. The Board has the ability to terminate or modify the Plan and all payouts under the Plan are subject to approval by the Company’s Corporate Governance and Compensation Committee. The Plan does not give any employee the right to or guarantee of continued employment. A total of one hundred sixty-seven employees received incentive payments under the 2021 Incentive Plan, which were paid during the first quarter of 2022.

1 Income may be adjusted by unusual or nonrecurring items of revenue/expense at the discretion of the Company’s Corporate Governance and Compensation Committee.

Incentives earned by the named executive officers under the 2021 Incentive Plan were as follows:

	Incentive Earned Based on:
Executive	ROA Percentile	Goals	Metrics	Performance	Total
Andrew J. Ryback	$102,800	$25,700	$34,266	$51,400	$214,166
Richard L. Belstock	$47,973	$10,965	$6,853	$20,839	$86,630
BJ North	$47,973	$8,909	$6,853	$18,646	$82,381

Stock Option Awards

The Board considers equity compensation in the form of stock option awards to be an important component of its compensation program because it helps align the interests of the Company’s executives to those of its shareholders and provides a significant retention incentive. In 2013 the Company’s shareholders approved the Plumas Bancorp 2013 Stock Option Plan (the “2013 Plan”), which allows for the granting of stock option awards to directors, executives and employees. The 2013 Plan has a term of 10 years. Up to 500,000 shares of common stock may be issued pursuant to awards of stock options under the 2013 Plan, of which 126,550 remained available for future stock option grants as of December 31, 2021. The Corporate Governance & Compensation Committee approves and recommends to the Board for its approval all stock option grants. The Company only grants stock options having an exercise price equal to fair market value of the Company’s common stock at the time of grant. The exercise price of stock options is set at the closing stock price on the date of grant. All option grants have a maximum vesting period of five years and expire no more than 10 years from the date of grant.

The Company considers the officer’s position level in the determination of the total value of the equity-based compensation to be included in the officer’s total compensation. Generally, the higher the officer’s level, the more options that may be granted to the officer. Additional options may be granted to an individual based on outstanding achievement. This is consistent with the Company’s philosophy of rewarding those officers who have the most impact on our performance.

Post-Employment Benefits and Potential Payments Upon Termination or Change of Control

CEO Employment Agreement. On December 16, 2021, the Company and its subsidiary, Plumas Bank, entered into an Employment Agreement (the “Employment Agreement”) with Andrew J. Ryback, who is the President and Chief Executive Officer of the Company and the Bank. The Employment Agreement has a term of three years and after three years will automatically renew each year unless either party elects to terminate it prior to renewal.

The Employment Agreement provides that Mr. Ryback will continue to serve as the President and Chief Executive Officer of the Company and the Bank and will receive an annual base salary of $382,000, subject to annual review for increase but not decrease. He has the opportunity to earn an annual bonus and will participate in any annual incentive compensation program established by the Board, the Company’s equity incentive plans and such other benefit programs of the Company and the Bank available to executive employees generally. He receives an automobile allowance or use of a car leased by the Company.

If Mr. Ryback’s employment is terminated without “Cause” or if he terminates his employment for “Good Reason” (in each case, as defined in the Employment Agreement), then he will be entitled to receive payments equal to one and a half (1.5) times his annual base salary and reimbursement of COBRA expenses for up to 18 months. If Mr. Ryback’s employment is terminated for Cause or for his death, disability or resignation without Good Reason, he will not be entitled to any severance compensation.

If Mr. Ryback’s employment is terminated without Cause or if Mr. Ryback terminates his employment for Good Reason, in either case within six months before or 24 months after a “Change in Control” (as defined in the Employment Agreement), he will be entitled to receive the following severance compensation in lieu of other severance benefits under the Employment Agreement: (1) two and a half (2.5) times his annual base salary, (2) his bonus for the year prior to his termination if not previously paid, (3) a prorated portion of his target bonus for the year in which his termination occurs, based on the number of months elapsed prior to his termination, and (4) reimbursement of up to 18 months of COBRA premiums.

Receipt of the severance benefits is conditioned on Mr. Ryback releasing the Company and its affiliates from all legal claims. In addition, Mr. Ryback agrees to protect the Company’s trade secrets and confidential information and, for a period of 18 months following his termination, that he will not induce employees to leave the Company’s employment or use confidential information to solicit the Company’s customers.

If Mr. Ryback becomes entitled to any payments, benefits or distributions from the Company or the Bank (the “Payments”) that are determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (or any corresponding provisions of state or local excise tax law), then the Company and the Bank will pay to or provide Mr. Ryback with the greatest of the following, whichever provides him with the highest net after-tax amount: (1) all of the Payments; or (2) Payments not in excess of the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code.

In addition, any incentive compensation paid to Mr. Ryback is subject to potential clawback as required by any applicable law, government regulation, stock exchange listing requirement or the Company’s policies adopted pursuant to such laws or requirements.

The Company has not entered into employment or change in control/severance agreements with any of the executive officers other than Mr. Ryback.

Salary Continuation Agreements. The Board considers providing significant post-employment benefits in the form of salary continuation benefits to our executives as an important long-term component of their total executive compensation to reward them for their service and loyalty to the Company. These post-employment benefits also help the Company retain executives because the benefits are subject to vesting over a period of years.

In 2005 the Company entered into a salary continuation agreement with Mr. Ryback, which was subsequently amended and restated on December 17, 2008. The purpose of the salary continuation agreement is to provide a special incentive to the experienced executive officer to continue employment with the Company on a long-term basis. The 2008 agreement provides Mr. Ryback with salary continuation benefits of up to $62,000 per year for 15 years after retirement at age 65. On April 1, 2016 this agreement was amended to increase Mr. Ryback’s annual benefit from $62,000 to $80,000 per year. On April 1, 2019 this agreement was amended to increase Mr. Ryback’s annual benefit from $80,000 to $125,000 and on February 1, 2022 this agreement was amended to increase Mr. Ryback’s annual benefit from $125,000 to $140,000. If Mr. Ryback terminates employment with the Company for a reason other than death or disability prior to the retirement age of 65, he will be entitled to salary continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of salary continuation benefits for Mr. Ryback occurs at a rate that provides for a 90% vesting at age 60 and 2% per year for the next five years of service. In the event of death prior to retirement, Mr. Ryback’s beneficiary is entitled to a portion of the death benefits pursuant to a split dollar agreement. In the event of disability wherein Mr. Ryback does not continue employment with the Company, he is entitled to salary continuation benefits, at a reduced amount depending on the length of service with the Company, beginning at age 65 or on the date on which he is no longer entitled to disability benefits under the Company’s group disability insurance, whichever is earlier.

If Mr. Ryback’s employment terminates within a period of 24 months after a change in control of the Company, the unvested portion of his salary continuation benefits would vest and the payment of the salary continuation benefits would begin the month following the month of termination, subject to the reduction of benefits if the benefits result in a limitation of deductibility of such benefits for the Company under Section 280G of the Internal Revenue Code.

The salary continuation benefits are informally funded by single premium life insurance policies with Mr. Ryback as the insured party and the Company as the beneficiary of the policies. The Company has entered into a split dollar agreement with Mr. Ryback in which the Company agrees to divide the net death proceeds of life insurance policies on Mr. Ryback’s life with Mr. Ryback’s beneficiary. However, Mr. Ryback’s rights or interests in the split dollar policies no longer exist once he ceases to be employed by the Company for any reason whatsoever prior to normal retirement age, provided that he has received or had the opportunity to receive any benefit under his executive salary continuation agreement. The Company has agreed to pay the taxes on the imputed income on the life insurance benefit provided to Mr. Ryback under the split dollar agreement.

On April 1, 2016, the Company entered into salary continuation agreements with Mr. Belstock and Ms. North providing Mr. Belstock with salary continuation benefits of up to $54,000 per year for 10 years and Ms. North with salary continuation benefits of up to $48,000 per year for 10 years, in each case subject to his or her continuous employment through March 31, 2026. On April 1, 2019 the Company amended these agreements to increase Mr. Belstock’s annual benefit to $76,500 and Ms. North’s annual benefit to $70,500. On February 1, 2022 the Company amended these agreements to increase Mr. Belstock’s annual benefit to $88,500 and Ms. North’s annual benefit to $82,500. If Mr. Belstock or Ms. North terminates employment with the Company for a reason other than a change in control prior to the retirement date of March 31, 2026, he/she will be entitled to salary continuation benefits at a reduced amount depending on their length of service with the Company. In the event that Mr. Belstock or Ms. North terminates their employment with the Company or its successor within a period of 24 months after a change in control, he/she is entitled to the full vesting of their salary continuation payments and the payment of the salary continuation benefits beginning with the month following the month of termination, subject to the reduction of benefits if the benefits result in a limitation of deductibility of such benefits for the Company under Section 280G of the Internal Revenue Code.

Perquisites

The Company offers a qualified 401(k) plan in which the named executive officers participate on the same terms as all other employees. During 2021 and 2020 the Company contributed a matching amount of 30% of the employee’s contribution up to a total of 3% of the employee’s compensation totaling $260,000 and $243,000 for all employees, respectively. The Company also offers its executives medical, dental, and vision plans under the same terms available to all employees. Other perquisites and benefits, which do not represent a significant portion of the named executive’s total compensation, include for Mr. Ryback and Ms. North a Company-provided automobile and maintenance and, for Mr. Ryback, the payment of his portion of the split dollar insurance premium. The Company provides each of the named executive officers a monthly allowance to cover the business portion of their cellular phone use, gasoline for business use in their automobiles and a tax gross up on selected perquisites. These plans and the contributions provide an additional benefit to attract and retain executive officers of the Company.

Outstanding Equity Awards as of December 31, 2021

The following table shows all outstanding option awards held by the named executive officers as of December 31, 2021.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Andrew J. Ryback	7,200 (1) 3,400 (2)	7,200 0	N/A	$21.45 $8.75	10/20/2027 02/16/2024
Richard L. Belstock	4,800 (1) 8,100 (2)	4,800 0	N/A	$21.45 $8.75	10/20/2027 02/16/2024
BJ North	4,800 (1) 9,600 (2)	4,800 0	N/A	$21.45 $8.75	10/20/2027 02/16/2024

(1)	Options were granted 10/21/2019, have an eight-year life and vest 25% per year beginning 10/21/2020
(2)	Options were granted 2/17/2016, have an eight-year life and vest 25% per year beginning 2/17/2017

There were no other outstanding stock awards held by any of the NEOs as of December 31, 2021.

Compensation of Directors

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2021.

Director Compensation Table
Name	Fees Earned or Paid in Cash (1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (6)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Daniel E. West (Chairman)	$43,300	N/A	$0	N/A	N/A	$420	$43,720
Robert J. McClintock (Vice Chairman, Audit & Risk Committee Chair)	$41,301	N/A	$0	N/A	N/A	$420	$41,721
Gerald W. Fletcher (Loan Committee Co-Chair)	$41,301	N/A	$0	N/A	N/A	$420	$41,721
Steven M. Coldani (Loan Committee Co-Chair) (3)	$39,217	N/A	$0	N/A	N/A	$420	$39,637
Non-Employee Directors (4)	$36,300	N/A	$0	N/A	N/A	$420	$36,720
Julie A. Morehead (5)	$19,800	N/A	$0	N/A	N/A	$30,824	$50,624

(1)

As of October 1, 2021, base pay for non-employee directors was increased by $1,100 per month. Additionally, the Chairman’s pay was increased by $10,000 annually over the base pay. This resulted in non-employee director pay increasing to $3,850 per month from $2,750 per month, as of October 1, 2021. The Audit & Risk Committee Chair and Loan Committee Chairs each received pay of $4,266.76 per month as of October 1, 2021, an increase from $3,166.76 per month previously. The Chairman’s pay increased to $4,683.33 per month as of October 1, 2021, an increase from $3,250 per month previously.

(2)

As of December 31, 2021, the non-employee directors held exercisable options to purchase shares of common stock in the following amounts: Ms. Ascuaga, 1,600 shares; Mr. Coldani, 7,475; Mr. Fletcher, 5,875 shares; Ms. Gansert, 1,600 shares; Mr. Kenny, 3,242 shares; Mr. McClintock, 5,075 shares; Ms. Morehead, 0; Mr. Reeson, 6,675 shares; and Mr. West, 6,675 shares.

(3)	Mr. Coldani was appointed as Loan Committee Co-Chair as of June 1, 2021.

(4)	Includes Michonne R. Ascuaga, Richard F. Kenny, Heidi S. Gansert, and Terrance J. Reeson.

(5)

Ms. Morehead was appointed to the Board on July 1, 2021, pursuant to the Merger Agreement with Feather River. Includes $30,614 paid under Ms. Morehead’s Supplemental Participant Retirement Plan with Bank of Feather River during 2021.

(6)	Each director is provided a $35 per month allowance for purchase of an electronic device to access board materials.

Director Retirement Agreements

The Company has entered into Director Retirement (fee continuation) Agreements with its non-employee directors excluding Mr. Kenny and Mses. Ascuaga, Gansert, and Morehead. The purpose of the fee continuation agreements is to provide a retirement benefit to the Board members as an incentive to continue informal service with the Company. The agreements provide for fee continuation benefits of up to $10,000 per year with a term of 12 years after retirement with the exception that Board members Coldani and McClintock’s agreements have a term of 15 years. In the event of death prior to retirement, the beneficiary will receive full fee continuation benefits, with the exception of Messrs. Coldani and McClintock’s beneficiaries who would be entitled to receive a lump sum payment of $30,000. In the event of disability wherein the director does not continue service with the Company, the director is entitled to fee continuation benefits, at a reduced amount depending on the length of service with the Company, beginning the month following termination of service. The agreements, with the exception of Messrs. Coldani and McClintock’s agreements, allow for a hardship distribution under specified circumstances. Hardship distributions are limited to the amount the Company had accrued under the terms of the agreement as of the day the director petitioned the Board to receive a hardship distribution. Upon a change in control, the director is eligible to receive the full fee continuation benefits upon the director’s termination of service. The fee continuation benefits, with the exception of Messrs. Coldani’s and McClintock’s benefits, are informally funded by single premium life insurance policies. The directors are the insured parties and the Company is the beneficiary of the respective policies.

Post-Retirement Consulting Agreements

The Company has entered into Post-Retirement Consulting Agreements with Messrs. West, Reeson, and Fletcher. The purpose of the Agreements is to provide consideration to the Board members in exchange for consulting services after their retirement from the Board. The Agreements provide for consulting fees of $10,000 per year for three years after retirement. In the event of death prior to completion of the consulting services, the beneficiary will receive death benefits equal to the remaining unpaid consulting fee benefits. In the event of disability wherein the retired director is unable to continue consulting services with the Company, the Company may terminate the director’s post-retirement consulting services. If the retired director voluntarily terminates his consulting services for other than good reason or if the Company terminates the director’s post-retirement consulting services for cause, the Post-Retirement Consulting Agreement shall terminate.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At the Meeting, shareholders will be asked to ratify the appointment of Eide Bailly, LLP (“Eide Bailly”) as the Company’s independent auditors for the fiscal year ending December 31, 2022. Eide Bailly served as the independent registered public accounting firm for the audit of the Company’s consolidated financial statements as of and for the years ended December 31, 2021 and 2020.

Proposal 3 is nonbinding. If the appointment of Eide Bailly is not ratified, our Audit & Risk Committee will consider whether to appoint another independent registered public accounting firm in its discretion. If the appointment is ratified, our Audit & Risk Committee in its discretion may appoint a different independent registered public accounting firm at any time if it determines that such a change would be advisable.

Representatives of Eide Bailly are expected to be present at the Meeting, and if present will have an opportunity to make any statement that they may desire, and will be available to answer appropriate questions from shareholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Eide Bailly, LLP as independent auditors of the Company for the fiscal year ending December 31, 2022.

Fees Paid to Independent Auditors

Aggregate fees billed by Eide Bailly to the Company and the Bank and the percentage of those fees that were pre-approved by the Company’s Audit & Risk Committee for the years ended 2021 and 2020 are as follows:

	2021	Percentage Pre- Approved	2020	Percentage Pre- Approved
Audit fees	$252,000	100%	$232,000	100%
Audit-related fees	18,500	100%	17,500	100%
Tax fees	24,750	83%	19,700	91%
Other fees	15,000	100%	-	-
Total fees	$310,250	96%	$269,200	99%

For 2021 and 2020, audit-related fees included the audits of the Company’s 401(k) plan and tax fees included work related to the preparation of the Company’s tax returns. For 2021, other fees included work related to the Company’s acquisition of Feather River Bancorp.

The Audit & Risk Committee has considered the provision of non-audit services provided by Eide Bailly to be compatible with maintaining its independence.

Audit & Risk Committee Report

This report of the Audit & Risk Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under the Acts.

The Board of Directors and the Audit & Risk Committee have reviewed the Company’s audited financial statements and discussed such statements with management. The Audit & Risk Committee has discussed with Eide Bailly, LLP, the Company’s independent auditors during the year 2021, all communications required by standards of the Public Company Accounting Oversight Board, including the matters required to be discussed by AS 1301 (Communications with Audit & Risk Committees) and Rule 2-07 (Communication with Audit & Risk Committees) of Regulation S-X and, with and without management present, discussed and reviewed the results of the independent external audit firm’s examination of the financial statements. The Committee also discussed the results of internal audits.

The Audit & Risk Committee has also received the written disclosures and the letter from Eide Bailly, LLP as required by the PCAOB’s Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions noted above, the Audit & Risk Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

The Audit & Risk Committee:
Robert J. McClintock, Chairman
Michonne R. Ascuaga
Heidi S. Gansert
Terrance J. Reeson

PROPOSAL 4
APPROVAL OF THE 2022 OMNIBUS EQUITY INCENTIVE PLAN

Introduction

On February 16, 2022, the Board adopted the Plumas Bancorp 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan will become effective, if at all, on the date that it is approved by the shareholders (the “Effective Date”).

The Company currently maintains the 2013 Plan. Following the Effective Date, no further awards may be issued under the Prior Plan, but all awards under the Prior Plan that are outstanding as of the Effective Date will continue to be governed by the terms, conditions and procedures set forth in the Prior Plan and any applicable award agreement.

Under the 2022 Plan, the number of shares of Plumas Bancorp common stock that are initially available for grant, shall be (i) 450,000 shares, plus (ii) the number of shares of common stock reserved, but unissued, under the 2013 Plan and (iii) the number of shares of common stock underlying forfeited awards under the 2013 Plan.

The 2022 Plan allows the Company to grant incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to participants to acquire shares of Company common stock under the 2022 Plan. It is anticipated that the 2022 Plan will be administered by the Board or its Corporate Governance & Compensation Committee. The closing price per-share of Company common stock on March 18, 2022 was $40.08. The following table sets forth, as of March 18, 2022, the approximate number of each class of participants eligible to participate in the 2022 Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class

Employees	183

Directors(1)	10

(1) One of the 10 directors is an employee of the Company.

Rationale for Adoption of the 2022 Plan

Grants of options, stock appreciation rights, restricted shares of common stock, restricted stock units and other stock-based awards to our employees and directors are an important part of our long-term incentive compensation program, which we use in order to strengthen the commitment of such individuals to us, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts are expected to result in our long-term growth and profitability.

The number of shares proposed to be available for grant under the 2022 Plan is designed to enable the Company to properly incentivize its employees and management teams over a number of years on a going-forward basis.

Vote Required

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting when voting on the approval of the 2022 Plan. The 2022 Plan will be approved if it receives the approval of a majority of the shares of common stock represented and voting at the Meeting, which affirmative votes also constitute at least a majority of the required quorum. Proxies solicited by the Board will be voted “FOR” the 2022 Plan unless shareholders specify a contrary vote.

The Board recommends that you vote “FOR” the approval of the 2022 Plan.

Dilution, Stock Available and Historical Stock Usage

Dilution. Subject to shareholder approval of the 2022 Plan, (i) 450,000 shares of common stock, plus (ii) the number of shares of common stock reserved, but unissued, under the 2013 Plan, and (iii) the number of shares of common stock underlying forfeited awards under the 2013 Plan will be reserved for issuance under the 2022 Plan which represents approximately 13.4% of issued and outstanding shares of common stock as of March 18, 2022. The Board believes that this number of shares of the Company’s common stock constitutes reasonable potential equity dilution and provides a significant incentive for employees to increase the value of the Company for all shareholders. The closing trading price of the Company common stock as of March 18, 2022 was $40.08 per share.

As of March 18, 2022, the Company had: (i) 5,832,666 shares of Company common stock outstanding and (ii) 205,817 stock options outstanding (vested and unvested), with a weighted average exercise price of $20.59 per share. The new shares of the Company’s common stock available under the 2022 Plan would represent an additional potential equity dilution of approximately 7.3%. Including the proposed additional shares of Company’s common stock under the 2022 Plan, the potential equity dilution from all equity incentive awards outstanding and available for grant under all of our equity plans would result in a maximum potential equity dilution of approximately 9.9%.

Shares Available; Certain Limitations. The maximum number of shares of common stock reserved and available for issuance under the 2022 Plan will be (i) 450,000, plus (ii) the number of shares of common stock reserved, but unissued, under the 2013 Plan, provided that shares of common stock issued under the 2022 Plan with respect to an Exempt Award will not count against the share limit. An “Exempt Award” is (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by the Company or any of its subsidiaries or with which the Company or any of our subsidiaries merges, or (ii) an award that a participant purchases at fair market value.

No more than 450,000 shall be issued pursuant to the exercise of incentive stock options.

Shares issued under the 2022 Plan may be authorized but unissued shares of the Company’s common stock or shares of common stock that the Company may reacquire in the open market, in private transactions or otherwise. If any shares of common stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2022 Plan except that (i) any shares of common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options, and (ii) any shares of common stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award will not again be available for awards under the 2022 Plan. If an award is denominated in shares of Company’s common stock but settled in cash, the number of shares of common stock previously subject to the award will again be available for grants under the 2022 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of common stock available for grant under the 2022 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of common stock will no longer be available for grant under the 2022 Plan.

As exhibited by our responsible use of equity over the past several years (the Company granted 5,000 stock options during 2020 and no equity awards during 2021) and good corporate governance practices associated with equity and executive compensation practices in general, the shares reserved under the 2022 Plan should provide the Company with the platform needed for continued growth, while managing program costs and share utilization levels within acceptable industry standards.

As of March 18, 2022, a total of 126,550 shares remained available for grant under the 2013 Plan. The 2013 Plan is scheduled to expire in 2023. If shareholders approve the 2022 Plan, however, the Company will issue no additional awards under the 2013 Plan following the Effective Date. Outstanding awards under the 2013 Plan will, however, remain outstanding and will continue to be governed by the terms of the 2013 Plan and the applicable award agreements.

Share Use. In determining the requested number of shares of common stock reserved for issuance under the 2022 Plan, the Company evaluated the dilution and historic share use, burn rate and the existing terms of outstanding awards. The annual share use under our equity plans for the last three fiscal years was as follows:

	2021	2020	2019	Average
Total Shares Granted During Fiscal Year[1]	0	5,000	132,000	45,667
Basic Weighted Average Common Stock Outstanding	5,502,000	5,177,000	5,155,000	5,278,000
Burn Rate (A/B)	0%	0.1%	2.6%	0.9%

(1) Includes the number of options and full value awards (restricted shares of common stock) granted for such year.

Description of 2022 Plan

The following is a summary of the material features of the 2022 Plan. This summary is qualified in its entirety by the full text of the 2022 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Types of Awards. The 2022 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards. Items described above in the Section called “Shares Available” are incorporated herein by reference.

Administration. The 2022 Plan will be administered by the Board, or if the Board does not administer the 2022 Plan, a committee or subcommittee of our board of directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of our board of directors or such committee or subcommittee, the “plan administrator”). The Company expects that the Corporate Governance & Compensation Committee, which serves as the Board’s compensation committee, will serve as the plan administrator to the extent the Board does not exercise its authority to administer the 2022 Plan.

The plan administrator may interpret the 2022 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2022 Plan.

The 2022 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs may be granted under the 2022 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2022 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a shareholder, provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2022 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Internal Revenue Code. A non-statutory stock option under the 2022 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the 2022 Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the administrator, incentive stock options may be granted only to the Company’s employees, employees of any “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of the Company’s subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent shareholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the administrator in its sole discretion, (i) through any cashless exercise procedure approved by the administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a shareholder with respect to the shares of common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights.

SARs may be granted either alone (a “free-standing SAR”) or in conjunction with all or part of any option granted under the 2022 Plan (a “tandem SAR”). A free-standing SAR will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the free-standing SAR (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A tandem SAR will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a free-standing SAR may not exceed ten years from the date of grant. The exercise period of a tandem SAR will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a shareholder with respect to the shares of common stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the holder of a SAR may exercise the SAR (to the extent vested as of such date of termination) for such period of time as specified in the participant’s SAR agreement.

Other Stock-Based Awards. The administrator may grant other stock-based awards under the 2022 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to the Company will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus may, as determined by the administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting the Company’s common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2022 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2022 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2022 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control. The 2022 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2022 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2022 Plan, a “change in control” means, in summary, the first to occur of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of the voting power of the Company; (ii) an unapproved change in the majority membership of the Board; (iii) a merger or consolidation of the Company or any of its subsidiaries, other than (A) a merger or consolidation that results in the Company’s voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and the Company’s board of directors immediately prior to the merger or consolidation continuing to represent at least a majority of the board of directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of the Company’s voting securities representing more than 50% of the combined voting power of the Company; or (iv) shareholder approval of a plan of the Company’s complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by the Company’s shareholders in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition to an entity controlled by the Board. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which the Company’s shareholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of the Company’s assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2022 Plan, as determined by the Company. The Company has the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have the Company withhold delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy its withholding obligation with respect to any award.

Amendment and Termination of the 2022 Plan

The 2022 Plan authorizes the Board to amend, alter or terminate the 2022 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Shareholder approval of any such action will be obtained if required to comply with applicable law. The 2022 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback

If the Company is required to prepare a financial restatement due to material non-compliance with any financial reporting requirement, then the plan administrator may require any Section 16 officer to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 16 officer during the preceding three years that the plan administrator determines was in excess of the amount that such Section 16 officer would have received had such cash or equity incentive compensation been calculated based on the financial results reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 16 officer (which need not be the same amount or proportion for each Section 16 officer). The amount and form of the incentive compensation to be recouped shall be determined by the administrator in its sole and absolute discretion.

US Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2022 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options

A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of common stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options

In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are purchased by a participant pursuant to the exercise of an ISO granted under the 2022 Plan (“option shares”) and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant (such disposition, a “disqualifying disposition”) then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, the Company will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Stock Appreciation Rights

A participant who is granted an SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of an SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units

In general, the grant of RSUs will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award in cash or shares of common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards

With respect to other stock-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits

The Company has not agreed or determined to make any specific grants of awards under the 2022 Plan. Future grants under the 2022 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. Benefits under the 2022 Plan will depend on a number of factors, including the fair market value of the Company’s common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2022 Plan.

Shareholder Proposals and Nominations

In order for a shareholder proposal to be considered for inclusion in the Company’s proxy materials for the 2023 annual meeting, the proposal must be received by the Company no later than November 28, 2022 and must comply with SEC Rule 14a-8 regarding the inclusion of shareholder proposals. However, if the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s meeting, the notice must be received by the Board Secretary a reasonable time before proxy materials are produced and distributed.

To propose business to be considered or to nominate a candidate for election at the Company’s 2023 annual meeting, shareholders must notify the Company’s Board Secretary not later than the close of business on December 28, 2022. In addition, the notice must meet the other requirements contained in Section 3.3 of the Company’s Bylaws.

You may contact Investor Relations, Attention Ms. Jamie Huynh, at the Company for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates. Additionally, a copy of the Company’s Bylaws can be accessed at http://www.plumasbank.com. Click on the “Investor Relations” tab and then “Governance Documents”.

Certain Transactions

Some of the directors and executive officers of the Company and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, the Company in the ordinary course of the Company’s business, and the Company expects to have banking transactions with such persons in the future. In management’s opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other non-affiliated persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectability or present other unfavorable features.

Other Matters

Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

Available Information

The Company’s common stock is registered under the Securities Exchange Act of 1934 and as a result the Company is required to file annual reports, quarterly reports and other periodic filings with the SEC which are posted and are available at no cost on the Company’s website, www.plumasbank.com, as soon as reasonably practicable after the Company files such documents with the SEC. These reports and filings are also available for inspection and/or printing at no cost through the SEC website, www.sec.gov. In addition, regulatory report data for both the Company and Plumas Bank are available for inspection and/or printing at no cost through the Federal Financial Institutions Examination Council’s (the “FFIEC”) website, www.ffiec.gov, and the Federal Deposit Insurance Corporation’s (the “FDIC”) website, www.fdic.gov, respectively.

You may request a copy of this proxy statement, the Company’s Annual Report on Form 10-K, and form of proxy as for the Meeting or future shareholder meetings by calling us at 1.888.375.8627 or, writing to us at Plumas Bancorp, 5525 Kietzke Lane, Suite 100, Reno, Nevada 89511, Attn: Ms. Jamie Huynh, Administrative Coordinator, or by email at investorrelations@plumasbank.com.

APPENDIX A

PLUMAS BANCORP
2022 EQUITY INCENTIVE PLAN

Section 1.    Purpose of Plan.

The purposes of the Plumas Bancorp 2022 Equity Incentive Plan (the “Plan”) are to (i) provide an additional incentive to selected employees, directors, and independent contractors of the Company or its Affiliates whose contributions are essential to the growth and success of the Company, (ii) strengthen the commitment of such individuals to the Company and its Affiliates, (iii) motivate those individuals to faithfully and diligently perform their responsibilities and (iv) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish these purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or any combination of the foregoing.

Section 2.    Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b)    “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified as of any date of determination.

(c)    “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.

(d)    “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under the Plan.

(e)    “Award Agreement” means any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(f)    “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(g)    “Board” means the Board of Directors of the Company.

(h)    “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

(i)    “Cause” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” then “Cause” means (i) the conviction, guilty plea or plea of “no contest” by the Participant to any felony or a crime involving moral turpitude or the Participant’s commission of any other act or omission involving dishonesty or fraud, (ii) the substantial and repeated failure of the Participant to perform duties of the office held by the Participant, (iii) the Participant’s gross negligence, willful misconduct or breach of fiduciary duty with respect to the Company or any of its Subsidiaries or Affiliates, (iv) any breach by the Participant of any restrictive covenants to which the Participant is subject, and/or (v) the Participant’s engagement in any conduct which is or can reasonably be expected to be materially detrimental or injurious to the business or reputation of the Company or its Affiliates. Any voluntary termination of employment or service by the Participant in anticipation of an involuntary termination of the Participant’s employment or service, as applicable, for Cause shall be deemed to be a termination for Cause.

(j)    “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(k)    “Change in Control” means the first occurrence of an event set forth in any one of the following paragraphs following the Effective Date:

(1)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person which were acquired directly from the Company or any Affiliate thereof) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2)    the date on which individuals who constitute the Board as of the Effective Date and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the number of directors serving on the Board; or

(3)    there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(4)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Section 409A of the Code only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. For purposes of this definition of Change in Control, the term “Person” shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(l)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(m)    “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Common Stock is traded.

(n)    “Common Stock” means the common stock of the Company, no par value.

(o)    “Company” means Plumas Bancorp, a California corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(p)    “Disability” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Disability,” then “Disability” means that a Participant, as determined by the Administrator in its sole discretion, (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(q)    “Effective Date” has the meaning set forth in Section 17 hereof.

(r)    “Eligible Recipient” means an employee, director or independent contractor of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, non-employee director or independent contractor of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(s)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(t)    “Exempt Award” shall mean the following:

(1)    An Award granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines by merger or otherwise. The terms and conditions of any such Awards may vary from the terms and conditions set forth in the Plan to the extent the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.

(2)    An award that an Eligible Recipient purchases at Fair Market Value (including awards that an Eligible Recipient elects to receive in lieu of fully vested compensation that is otherwise due) whether or not the Shares are delivered immediately or on a deferred basis.

(u)    “Exercise Price” means, (i) with respect to any Option, the per share price at which a holder of such Option may purchase Shares issuable upon exercise of such Award, and (ii) with respect to a Stock Appreciation Right, the base price per share of such Stock Appreciation Right.

(v)    “Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, that, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

(w)    “Free Standing Rights” has the meaning set forth in Section 8.

(x)    “Good Reason” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Good Reason,” “Good Reason” and any provision of this Plan that refers to “Good Reason” shall not be applicable to such Participant.

(y)    “Grandfathered Arrangement” means an Award which is provided pursuant to a written binding contract in effect on November 2, 2017, and which was not modified in any material respect on or after November 2, 2017, within the meaning of Section 13601(e)(2) of P.L. 115.97, as may be amended from time to time (including any rules and regulations promulgated thereunder).

(z)    “Incentive Compensation” means annual cash bonus and any Award.

(aa)    “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(bb)    “Nonqualified Stock Option” shall mean an Option that is not designated as an ISO.

(cc)    “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(dd)    “Other Stock-Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares, dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued provision of service or employment or other terms or conditions as permitted under the Plan.

(ee)    “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(ff)    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(gg)    “Plan” means this 2022 Equity Incentive Plan.

(hh)    “Prior Plan” means the Company’s 2013 Stock Option Plan, as in effect immediately prior to the Effective Date.

(ii)    “Related Rights” has the meaning set forth in Section 8.

(jj)    “Restricted Period” has the meaning set forth in Section 9.

(kk)    “Restricted Stock” means a Share granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period (or periods) of time and/or upon attainment of specified performance objectives.

(ll)    “Restricted Stock Unit” means the right granted pursuant to Section 9 hereof to receive a Share at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.

(mm)    “Rule 16b-3” has the meaning set forth in Section 3.

(nn)    “Section 16 Officer” means any officer of the Company whom the Board has determined is subject to the reporting requirements of Section 16 of the Exchange Act, whether or not such individual is a Section 16 Officer at the time the determination to recoup compensation is made.

(oo)    “Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(pp)    “Stock Appreciation Right” means a right granted pursuant to Section 8 hereof to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(qq)    “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(rr)    “Transfer” has the meaning set forth in Section 15.

Section 3.    Administration.

(a)    The Plan shall be administered by the Administrator and shall be administered, to the extent applicable, in accordance with Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b)    Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1)    to select those Eligible Recipients who shall be Participants;

(2)    to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3)    to determine the number of Shares to be covered by each Award granted hereunder;

(4)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Stock or Restricted Stock Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and each Stock Appreciation Right or the purchase price of any other Award, (iv) the vesting schedule and terms applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable) any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the payment schedules of such Awards and/or, to the extent specifically permitted under the Plan, accelerating the vesting schedules of such Awards);

(5)    to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6)    to determine the Fair Market Value in accordance with the terms of the Plan;

(7)    to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s service or employment for purposes of Awards granted under the Plan;

(8)    to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9)    to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and

(10)    to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-United States laws or for qualifying for favorable tax treatment under applicable non-United States laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.

(c)    Subject to Section 5, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s shareholders.

(d)    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants.

(e)    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

(f)    If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Articles of Incorporation or Bylaws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

Section 4.    Shares Reserved for Issuance Under the Plan.

(a)    Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to the sum of (i) 450,000 shares, plus (ii) the number of shares of Common Stock reserved, but unissued under the Prior Plan; and (iii) the number of shares of Common Stock underlying forfeited awards under the Prior Plan; provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit. Following the Effective Date, no further awards shall be issued under the Prior Plan, but all awards under the Prior Plan which are outstanding as of the Effective Date (including any Grandfathered Arrangement) shall continue to be governed by the terms, conditions and procedures set forth in the Prior Plan and any applicable Award Agreement.

(b)    Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If an Award entitles the Participant to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for granting Awards under the Plan. Notwithstanding the foregoing, (i) any Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options; and (ii) Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares otherwise underlying a Stock Appreciation Right that are retained by the Company to account for the Exercise Price of such Stock Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of shares of Common Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for grant under the Plan.

(c)    No more than 450,000 Shares shall be issued pursuant to the exercise of ISOs.

Section 5.    Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the Plan pursuant to Section 4, (ii) the kind, number of securities subject to, and the Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares or other securities or the amount of cash or amount or type of other property subject to outstanding Restricted Stock, Restricted Stock Units or Other Stock-Based Awards granted under the Plan; and/or (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however, that if the Exercise Price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements. Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.    Eligibility and Award Limits.

The Participants in the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7.    Options.

(a)    General. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b)    Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(c)    Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, subject to Section 4(d) of the Plan, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d)    Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

(e)    Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.

(f)    ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company.

(1)    ISO Grants to 10% Shareholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company at the time of grant, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(2)    $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3)    Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(g)    Rights as Shareholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of Section 15 hereof.

(h)    Termination of Employment or Service. Treatment of an Option upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(i)    Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 8.    Stock Appreciation Rights.

(a)    General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made. Each Participant who is granted a Stock Appreciation Right shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded, the Exercise Price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)    Awards; Rights as Shareholder. A Participant shall have no rights to dividends or any other rights of a shareholder with respect to the shares of Common Stock, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 15 hereof.

(c)    Exercise Price. The Exercise Price of Shares purchasable under a Stock Appreciation Right shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(d)    Exercisability.

(1)    Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2)    Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

(e)    Payment Upon Exercise.

(1)    Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(2)    A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3)    Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(f)    Termination of Employment or Service. Treatment of a Stock Appreciation Right upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(g)    Term.

(1)    The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2)    The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h)    Other Change in Employment or Service Status. Stock Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment or service status of a Participant, in the discretion of the Administrator.

Section 9.    Restricted Stock and Restricted Stock Units.

(a)    General. Restricted Stock or Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made. Each Participant who is granted Restricted Stock or Restricted Stock Units shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time restrictions, performance goals or other conditions that apply to Transferability, delivery or vesting of such Awards (the “Restricted Period”); and all other conditions applicable to the Restricted Stock and Restricted Stock Units. If the restrictions, performance goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The provisions of the Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b)    Awards and Certificates. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Stock Award. With respect to Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or his or her legal representative, in a number equal to the number of shares of Common Stock underlying the Restricted Stock Units Award. Notwithstanding anything in the Plan to the contrary, any Restricted Stock or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form. Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares, or cash, as applicable, shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.

(c)    Restrictions and Conditions. The Restricted Stock or Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1)    The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance goals, the Participant’s termination of employment or service with the Company or any Affiliate thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 11 hereof.

(2)    Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Stock during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to an Award, shall only become payable if (and to the extent) the underlying Restricted Stock vests. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a shareholder with respect to Shares subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Stock Units shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the time (and to the extent) Shares in respect of the related Restricted Stock Units are delivered to the Participant. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock or Restricted Stock Units, except as the Administrator, in its sole discretion, shall otherwise determine.

(3)    The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment or service as a director or independent contractor to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d)    Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10.    Other Stock-Based Awards.

Other Stock-Based Awards may be issued under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted. Each Participant who is granted an Other Stock-Based Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards. In the event that the Administrator grants a bonus in the form of Shares, the Shares constituting such bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such bonus is payable. Notwithstanding anything set forth in the Plan to the contrary, any dividend or dividend equivalent Award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying Award.

Section 11.    Change in Control.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that (a) a Change in Control occurs, and (b) the Participant is employed by the Company or any of its Affiliates immediately prior to the consummation of such Change in Control then upon the consummation of such Change in Control, the Administrator, in its sole and absolute discretion, may:

(a)    provide that any unvested or unexercisable portion of any Award carrying a right to exercise become fully vested and exercisable; and

(b)    cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan to lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at target performance levels.

If the Administrator determines in its discretion pursuant to Section 3(b)(4) hereof to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Stock Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

Section 12.    Amendment and Termination.

The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Board shall obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Stock is traded or other Applicable Law. Subject to Section 3(c), the Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.

Section 13.    Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 14.    Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of an amount up to the maximum statutory tax rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by Applicable Laws, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by Applicable Laws, to satisfy its withholding obligation with respect to any Award.

Section 15.    Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 16.    Continued Employment or Service.

Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 17.    Effective Date.

The Plan was approved by the Board on February 16, 2022 and shall be adopted and become effective on the date that it is approved by the Company’s shareholders (the “Effective Date”).

Section 18.    Electronic Signature.

Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.

Section 19.    Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 20.    Securities Matters and Regulations.

(a)    Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b)    Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)    In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 21.    Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 22.    Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 23.    No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 24.    Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 25.    Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 26.    Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 27.    Clawback.

(a)    If the Company is required to prepare a financial restatement due to the material non-compliance of the Company with any financial reporting requirement, then the Committee may require any Section 16 Officer to repay or forfeit to the Company, and each Section 16 Officer agrees to so repay or forfeit, that part of the Incentive Compensation received by that Section 16 Officer during the three-year period preceding the publication of the restated financial statement that the Committee determines was in excess of the amount that such Section 16 Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statement. The Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much Incentive Compensation to recoup from each Section 16 Officer (which need not be the same amount or proportion for each Section 16 Officer), including any determination by the Committee that a Section 16 Officer engaged in fraud, willful misconduct or committed grossly negligent acts or omissions which materially contributed to the events that led to the financial restatement. The amount and form of the Incentive Compensation to be recouped shall be determined by the Committee in its sole and absolute discretion, and recoupment of Incentive Compensation may be made, in the Committee’s sole and absolute discretion, through the cancellation of vested or unvested Awards, cash repayment or both.

(b)    Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any Applicable Laws, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such Applicable Law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 28.    Governing Law.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to principles of conflicts of law of such state.

Section 29.    Indemnification.

To the extent allowable pursuant to applicable law, each member of the Board and the Administrator and any officer or other employee to whom authority to administer any component of the Plan is designated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 30.    Titles and Headings, References to Sections of the Code or Exchange Act.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

Section 31.    Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 32.    Relationship to other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

PLUMAS BANCORP

PLUMAS BANCORP
5525 KIETZKE LANE, SUITE 100
RENO, NV 89511

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D70407-P68063 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLUMAS BANCORP

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect ten persons to serve as directors of Plumas Bancorp until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michonne R. Ascuaga
02) Steven M. Coldani
03) Gerald W. Fletcher
04) Heidi S. Gansert
05) Richard F. Kenny
06) Robert J. McClintock
07) Julie A. Morehead
08) Terrance J. Reeson
09) Andrew J. Ryback
10) Daniel E. West

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, including the Shareholder Letter, and Form 10-K are available at www.proxyvote.com.

D70408-P68063

PROXY
PLUMAS BANCORP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints each of Daniel E. West, Steven M. Coldani, and Terrance J. Reeson, as proxies, each with full power of substitution, to represent, vote and act, as designated on the reverse side, with respect to all shares of common stock of Plumas Bancorp (the "Company") which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 18, 2022 at 9:30 a.m. at the Nevada Museum of Art at 160 W. Liberty St., Reno, NV 89501 or any adjournments thereof, with all the powers the undersigned would possess if personally present.

The Board of Directors recommends you vote "FOR" the election of all of the nominees listed on this proxy for director, "FOR" approval of the non-binding advisory vote on executive compensation, "FOR" the ratification of the appointment of Eide Bailly, LLP as the Company's independent auditors for the fiscal year ending December 31, 2022, and "FOR" approval of the Plumas Bancorp 2022 Equity Incentive Plan. If no instruction is specified by the shareholder with regard to any matter on the proxy to be acted upon, the proxy holders will vote the shares in accordance with the recommendations of management. If any other matter is presented at the meeting, the proxy holders will vote in accordance with the recommendations of management.

PLEASE SIGN AND DATE ON THE REVERSE SIDE